UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

MKS INSTRUMENTS, INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	000-23621	04-2277512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 978 645-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2025 (the “Effective Date”), MKS Instruments, Inc., a Massachusetts corporation (the “Company”), entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”), which amends the Credit Agreement, dated as of August 17, 2022, by and among the Company, the lenders and letter of credit issuers party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended from time to time, including by the First Amendment to Credit Agreement, dated October 3, 2023, by the Second Amendment to Credit Agreement, dated January 22, 2024, by the Third Amendment to Credit Agreement, dated February 13, 2024, by the Fourth Amendment to Credit Agreement, dated July 23, 2024, and by the Fifth Amendment, the “Credit Agreement”). The Fifth Amendment (i) refinanced the Company’s existing senior secured tranche B term loans with a new $2,529 million senior secured tranche B term loan (the “USD Tranche B”) and a new €596 million senior secured tranche B term loan (the “Euro Tranche B”), (ii) decreased the applicable margin for the USD Tranche B from 2.25% to 2.00% with respect to SOFR borrowings and from 1.25% to 1.00% with respect to base rate borrowings, (iii) decreased the applicable margin for the Euro Tranche B from 2.75% to 2.50% and (iv) extended the period during which a 1.00% prepayment premium may be required if the Company prepays any loans under the USD Tranche B or the Euro Tranche B in connection with a repricing transaction until the date that is six months following the Effective Date. The repriced USD Tranche B loans and Euro Tranche B loans were issued without original issue discount. In connection with the execution of the Fifth Amendment, the Company paid customary fees and expenses of JPMorgan Chase Bank, N.A.

In addition, concurrently with the effectiveness of the Fifth Amendment, the Company made a voluntary prepayment of $100 million principal amount of USD Tranche B loans, reducing the principal amount of USD Tranche B loans from $2,629 million to $2,529 million.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 24, 2025, the Company issued a press release announcing the execution of the Fifth Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated as of January 24, 2025, by and among MKS Instruments, Inc., as parent borrower, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and each lender party thereto

99.1	Press Release dated January 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

Date: January 24, 2025	By:	/s/ Kathleen F. Burke
	Name:	Kathleen F. Burke
	Title:	Executive Vice President, General Counsel & Secretary